EXHIBIT 99.1


                            [FLEXIBLE SOLUTIONS LOGO]
                              [COVER AND CONSERVE]
NEWS RELEASE                                                   November 18, 2004



Flexible Solutions Announces it has Filed with EPA for Registration of Mosquito
                                 Control Product

VICTORIA, BRITISH COLUMBIA, Nov 18, 2004 - FLEXIBLE SOLUTIONS INTERNATIONAL, INC. (AMEX: FSI, FRANKFURT: FXT) FSI, the developer and manufacturer of environmentally safe water conservation technology, today, announced that, after positive results from independent trials on the efficacy of the Company's proprietary mosquito control/water conservation technology designated as WS-BTI, conducted at LSU, the Company has filed an application to the US Environmental Protection Agency (EPA) to obtain product registration.

Included in the registration application, Flexible Solutions submitted results of efficacy tests on the performance of WS-BTI. In a series of field tests carried out by the Entomology Department at the Louisiana State University Agricultural Center in Crowley, LA, the application of WS-BTI has been shown to correspond to a reduction in the density of mosquito larvae present. The field tests conducted on WS-BTI follow a laboratory test that was completed earlier in the year which concluded with findings of a 100% kill rate of mosquito larvae in contact with the WS-BTI mosquito control product.

The application also included independent toxicology lab results relating to the product. In all six toxicology tests required by EPA, WS-BTI toxicology levels were found to be far below levels considered to be of risk. Flexible Solutions has also applied to register their existing plant, part of their NanoChem division located in Peru, Illinois, as the manufacturer of the product. This is an ideal fit as the plant has the equipment, personnel and space to take on this new challenge. An agreement has been signed between Flexible Solutions
International, Inc. and Becker Microbial Products, Inc., making Becker the provider of Bti. Both companies are dedicated to ensuring the success of this new partnership.

A decision by the EPA on the registration of WS-BTI is expected in approximately six months time.

"Each year, all humanity is increasingly at risk from mosquito borne disease. The market for larvicides is growing exponentially. Flexible Solutions is very proud and pleased that we have proved the combination of two existing technologies that will help in combating potentially fatal illnesses worldwide," stated Chief Executive Officer Daniel B. O'Brien.

WS-BTI is a patent pending combination of Flexible Solutions' patented evaporation reduction powder, WaterSavr, and BTI, an environmentally friendly mosquito control agent that has been in use for decades. The objective of the combination is to marry the surface active, self-spreading, biodegradable attributes of WS with the safe, highly effective mosquito control abilities of BTI.





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ABOUT FLEXIBLE SOLUTIONS INTERNATIONAL

Flexible Solutions International, Inc. (www.flexiblesolutions.com), headquartered in Victoria, British Columbia, is the developer and manufacturer of WaterSavr, the world's first commercially viable water evaporation retardant. FSI is an environmental technology company specializing in energy and water conservation products for drinking water, agriculture, industrial markets and swimming pools throughout the world. WaterSavr reduces evaporation by up to 30% on reservoirs, lakes, aqueducts, irrigation canals, ponds and slow moving rivers. HeatSavr, a "liquid blanket" evaporation retardant for the commercial swimming pool and spa markets, also reduces humidity and lowers water heating costs, resulting in energy savings of 15% to 40%. The Company's EcoSavr product targets the residential swimming pool market. The Company's NanoChem Solutions, Inc., subsidiary specializes in environmentally friendly, green chemistry, water-soluble products utilizing thermal polyaspartate (TPA) biopolymers. TPA beta-proteins are manufactured from the common biological amino acid, L-aspartic acid.


SAFE HARBOR PROVISION

The Private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward looking statement with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the company is detailed from time to time in the company's reports filed with the Securities and Exchange Commission.



Investor Relations contacts:      Flexible Solutions International - Head Office
Jens Biertumpel                                                      Jason Bloom
Tel: 604.682.1799                                              Tel: 800.661.3560
                                               Email: Info@flexiblesolutions.com



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================================================================================

Yours truly,


Karen Boudewyn
Flexible Solutions International Inc.
615 Discovery Street
Victoria  BC  V8T 5G4
tel: 250.477.9969  fax: 250.477.9912
toll free: 800.661.3560